EXHIBIT 99.1
FOR IMMEDIATE RELEASE
ARKANSAS BEST CORPORATION ANNOUNCES
4th QUARTER AND FULL YEAR 2008 RESULTS
          (Fort Smith, Arkansas, January 29, 2009) — Arkansas Best Corporation (Nasdaq: ABFS) today announced a fourth quarter 2008 net loss of $11.0 million, or $0.44 per share, compared to net income of $13.5 million, or $0.54 per share in the fourth quarter of 2007.
          “Arkansas Best’s fourth quarter results reflect the profitability effects of ABF’s decelerating tonnage levels and competitive pricing pressures in the midst of a freight environment of unprecedented weakness,” said Robert A. Davidson, Arkansas Best President and Chief Executive Officer. “ABF’s fourth quarter and full-year results also reflect our continuing commitment to maintaining customer service levels, including the strategically-important regional initiative.”
          “We are now over twenty-seven months into a freight recession that is the worst I have seen during my 37 years in this industry,” said Mr. Davidson. “Fourth quarter freight declines of this magnitude, in addition to those ABF has experienced during the previous two years, have made it more and more difficult to adequately reduce network costs in step with business declines without impacting the service to our customers. The resulting negative operating leverage has adversely influenced profitability,” said Mr. Davidson.
          “Our current results are obviously unacceptable. Since the fourth quarter of 2006, when ABF first experienced dramatic declines in business, we have been committed to taking the necessary actions to directly respond to the on-going decline in business,” said Mr. Davidson. “Since that time we have taken the following steps to reduce ABF’s network capacity and cost structure. Some of these actions took place in the fourth quarter of 2008 and in January 2009. These recent changes will have a greater impact in reducing costs beginning in 2009,”:
•	An 18% reduction of ABF employees (including approximately 1,100 that occurred in the fourth quarter of 2008).

•	Half of our employee reductions from the last two years occurred in the fourth quarter of 2008.

•	Additional employee reductions of approximately 350 in January 2009.

•	Fleet reductions that include a 14% decrease in road tractors and a 9% decrease in road trailers (additional tractor and trailer reductions planned later in 2009).

•	Closure of facilities and consolidation of various service areas throughout the ABF network in order to improve efficiencies and lower costs.

•	Realignment of the structure of ABF’s field management organization, to 10 nationwide regions from 12 regions, thus eliminating four field officer positions, other employee jobs and the associated overhead costs.

•	Reductions of employee positions in the corporate office.

•	Institution of health insurance premiums and increases in deductibles for nonunion employees.

•	Elimination of 2009 cost-of-living and merit pay increases for nonunion employees.

•	Elimination of pay increases and annual incentive payments to company executives.

•	Company-wide travel limitations.
          “Our strong financial position, with ample cash reserves and very little debt, affords us the ability to continue a high level of service to our customers despite lower tonnage and declining prices. In addition, we remain able to take advantage of the unique opportunities that present themselves in this environment,” said Mr. Davidson. “Meanwhile, we will continue to respond in a prudent and resolute manner to the challenges in our industry by making the necessary changes to our cost structure.”
Arkansas Best Corporation
Fourth Quarter 2008
•	Revenue of $391.2 million, a per-day decrease of 14.1% from prior year quarter of $459.3 million.

•	Net loss of $0.44 per share compared to net income of $0.54 per share in the prior year period.

•	Includes cash surrender value of life insurance market losses of $0.08 per share compared to $0.01 per share losses in the prior year period.

•	Includes $0.17 per share costs from the ABF RPM initiative compared to prior year quarter of $0.09 per share costs.
Full Year 2008
•	Revenue of $1.83 billion, a slight per-day decrease from 2007 revenue of $1.84 billion.

•	Net income of $1.15 per diluted common share compared to income of $2.26 per diluted common share in 2007.

•	Includes cash surrender value of life insurance market losses of $0.14 per share compared to $0.07 per share gains in the prior year period.

•	Includes $0.54 per share costs from the ABF RPM initiative compared to prior year of $0.37 per share costs.
ABF Freight System, Inc.®
Fourth Quarter 2008
•	Revenue of $375.2 million compared to $441.3 million in 2007, a per-day decrease of 14.3%.

•	Tonnage per-day decrease of 11.5% versus 2007.

•	Total billed revenue per hundredweight of $25.09 compared to $26.02 in 2007, a decrease of 3.6%.

•	Operating loss of $15.2 million compared to operating income of $19.8 million in 2007.

•	Operating ratio of 104.0% compared to 95.5% in 2007.

•	RPM initiative impacted the operating ratio by 1.8% compared to 0.8% in the prior year period.
Full Year 2008
•	Revenue of $1.76 billion compared to $1.77 billion in 2007, a per-day decrease of 0.9%.

•	Tonnage per-day decrease of 4.2% versus 2007.

•	Total billed revenue per hundredweight of $26.70 compared to $25.81 in 2007, an increase of 3.4%.

•	Operating income of $48.4 million compared to $84.5 million in 2007.

•	Operating ratio of 97.2% compared to 95.2% in 2007.

•	RPM initiative impacted our operating ratio by 1.3% compared to 0.9% in the prior year period.
          “Though there has been little positive economic news in our industry recently, it is important to mention some of the achievements of 2008 that continue to set ABF apart in the LTL marketplace,” said Mr. Davidson. “ABF’s cargo claim ratio reflected further improvement; ABF’s accident per mile ratio improved; ABF’s combined costs for workers’ compensation and third-party casualty claims were below historical averages; ABF was once again named as one of the top U.S. companies to sell for by Selling Power magazine and ABF was once again cited as an innovator in information technology by InformationWeek magazine. These things matter to customers and they will continue to differentiate ABF in a hyper-competitive environment. Our deep roots of corporate excellence, our industry-leading employee team, and our strong financial position will allow us to remain one of the leading carriers in the LTL industry,” said Mr. Davidson.
Strategic Alternatives
          Arkansas Best recently engaged an advisory firm to help develop a formal strategic plan and to assist in the identification of potential acquisition opportunities. In the fourth quarter of 2008, charges associated with this initiative were approximately $0.8 million pre-tax, or $0.02 per share, net of taxes. Additional expenses associated with this review will occur over the next three to four months. “Although ABF and the freight industry are in the midst of a significant decline, we believe this timely process is very important in determining a future path that maximizes shareholder value,” said Mr. Davidson.
Nonunion Pension Plan Contribution
          The decline in the overall equity markets during 2008 impacted the funded status of Arkansas Best’s nonunion pension plan. In December 2008, the company made a voluntary tax-deductible contribution to this plan of $20 million. At the end of 2008, the plan was 83% funded on an accumulated benefit obligation basis. An additional first quarter 2009 tax-deductible contribution of up to $15 million is currently being considered. As a result of the impact of the overall equity markets on Arkansas Best’s plan assets and investment returns, the company anticipates that its 2009 pre-tax expense could be approximately twice as much as the 2008 expense of $9.6 million. An update on 2009 pension expense will be provided in the company’s first quarter 2009 earnings release.
Capital Expenditures
          Arkansas Best estimates 2009 net capital expenditures will be approximately $45 million to $50 million including road and city equipment replacements totaling approximately $40 million. Total net capital expenditures in 2008 were $42 million. Arkansas Best’s depreciation and amortization for 2009 is estimated to be approximately $70 million to $75 million.
Conference Call
          Arkansas Best Corporation will host a conference call with company executives to discuss the 2008 fourth quarter and full year results. The call will be today, Thursday, January 29, at 11:00 a.m. ET (10:00 a.m. CT). Interested parties are invited to listen by calling

(877) 275-1257 or (706) 634-6529 (for international callers). Following the call, a recorded playback will be available through the end of the day on Friday, February 20, 2009. To listen to the playback, dial (800) 642-1687 or (706) 645-9291 (for international callers). The conference call ID for the playback is 79853645. The conference call and playback can also be accessed, through Friday, February 20, on Arkansas Best’s Web site at arkbest.com.
Company Description
          Arkansas Best Corporation, headquartered in Fort Smith, Arkansas, is a transportation holding company. ABF Freight System, Inc., Arkansas Best’s largest subsidiary, has been in continuous service since 1923. ABF provides transportation of less-than-truckload (“LTL”) general commodities throughout North America. More information is available at arkbest.com and abf.com.
Forward-Looking Statements
          The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Statements contained in this press release that are not based on historical facts are “forward-looking statements.” Terms such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “predict,” “prospects,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. Such statements are by their nature subject to uncertainties and risk, including, but not limited to, union relations; availability and cost of capital; shifts in market demand; weather conditions; the performance and needs of industries served by Arkansas Best’s subsidiaries; actual future costs of operating expenses such as fuel and related taxes; self-insurance claims; union and nonunion employee wages and benefits; actual costs of continuing investments in technology; the timing and amount of capital expenditures; competitive initiatives and pricing pressures; general economic conditions; and other financial, operational and legal risks and uncertainties detailed from time to time in Arkansas Best’s Securities and Exchange Commission (“SEC”) public filings.
          The following tables show financial data and operating statistics on Arkansas Best Corporation and its subsidiary companies.

ARKANSAS BEST CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Year Ended
	December 31		December 31
	2008	2007	2008	2007
	(Unaudited)
	($ thousands, except share and per share data)
OPERATING REVENUES	$391,211	$459,323	$1,833,052	$1,836,878

OPERATING EXPENSES AND COSTS	407,013	439,758	1,784,528	1,752,034

OPERATING INCOME (LOSS)	(15,802)	19,565	48,524	84,844

OTHER INCOME (EXPENSE)
Interest and dividend income	1,178	1,648	5,937	5,671
Interest expense and other related financing costs	(300)	(304)	(1,181)	(1,189)
Other, net	(2,196)	(112)	(3,370)	1,465

	(1,318)	1,232	1,386	5,947

INCOME (LOSS) BEFORE INCOME TAXES	(17,120)	20,797	49,910	90,791

FEDERAL AND STATE INCOME TAXES
Current (benefit) provision	(20,538)	1,315	8,171	27,806
Deferred provision	14,391	5,993	12,571	6,160

	(6,147)	7,308	20,742	33,966

NET INCOME (LOSS)	$(10,973)	$13,489	$29,168	$56,825

EARNINGS (LOSS) PER SHARE
Basic	$(0.44)	$0.54	$1.17	$2.29
Diluted	(0.44)	0.54	1.15	2.26

AVERAGE COMMON SHARES OUTSTANDING
Basic	25,023,794	24,870,847	24,976,412	24,822,673
Diluted	25,023,794	25,055,495	25,279,963	25,117,597

CASH DIVIDENDS DECLARED AND PAID PER COMMON SHARE	$0.15	$0.15	$0.60	$0.60

ARKANSAS BEST CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31	December 31
	2008	2007
	(Unaudited)	Note
	($ thousands, except share data)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$100,880	$93,805
Short-term investment securities	117,855	79,373
Accounts receivable, less allowances (2008 — $3,513; 2007 — $3,942)	111,452	141,565
Other accounts receivable, less allowances (2008 — $1,001; 2007 — $774)	6,611	8,963
Prepaid expenses	10,670	11,243
Deferred income taxes	36,079	36,585
Prepaid income taxes	17,661	3,699
Other	6,982	7,184

TOTAL CURRENT ASSETS	408,190	382,417

PROPERTY, PLANT AND EQUIPMENT
Land and structures	235,861	231,169
Revenue equipment	514,503	509,627
Service, office and other equipment	150,524	142,635
Leasehold improvements	21,697	19,794

	922,585	903,225
Less allowances for depreciation and amortization	473,010	437,087

	449,575	466,138

OTHER ASSETS	50,636	70,803

GOODWILL	63,897	63,991

	$972,298	$983,349

Note: The balance sheet at December 31, 2007 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARKANSAS BEST CORPORATION
CONSOLIDATED BALANCE SHEETS — continued

	December 31	December 31
	2008	2007
	(Unaudited)	Note
	($ thousands, except share data)
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Bank overdraft and drafts payable	$15,189	$15,248
Accounts payable	51,646	60,341
Income taxes payable	758	2,414
Accrued expenses	147,540	166,631
Current portion of long-term debt	159	171

TOTAL CURRENT LIABILITIES	215,292	244,805

LONG-TERM DEBT, less current portion	1,457	1,400

PENSION AND POSTRETIREMENT LIABILITIES	89,472	48,859

OTHER LIABILITIES	17,314	25,093

DEFERRED INCOME TAXES	24,017	30,806

STOCKHOLDERS’ EQUITY
Common stock, $.01 par value, authorized 70,000,000 shares; issued 2008: 26,702,222 shares; 2007: 26,549,038 shares	267	265
Additional paid-in capital	268,396	258,878
Retained earnings	471,360	457,536
Treasury stock, at cost, 1,677,932 shares	(57,770)	(57,770)
Accumulated other comprehensive loss	(57,507)	(26,523)

TOTAL STOCKHOLDERS’ EQUITY	624,746	632,386

	$972,298	$983,349

Note: The balance sheet at December 31, 2007 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARKANSAS BEST CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31
	2008	2007
	(Unaudited)
	($ thousands)
OPERATING ACTIVITIES
Net income	$29,168	$56,825
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	76,872	77,318
Other amortization	293	261
Pension settlement expense	1,540	1,665
Share-based compensation expense	6,106	4,911
Provision for losses on accounts receivable	1,623	1,056
Deferred income tax provision	12,571	6,160
Gain on sales of assets	(3,720)	(4,351)
Excess tax benefits from share-based compensation	(692)	(683)
Changes in operating assets and liabilities:
Receivables	30,568	533
Prepaid expenses	573	491
Other assets	11,087	(676)
Accounts payable, taxes payable, accrued expenses and other liabilities (1)(2)	(60,652)	(377)

NET CASH PROVIDED BY OPERATING ACTIVITIES	105,337	143,133

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of capital leases (1)	(58,729)	(96,670)
Proceeds from asset sales	17,073	12,067
Purchases of short-term investment securities	(146,655)	(292,064)
Proceeds from sales of short-term investment securities	107,404	348,008
Capitalization of internally developed software and other	(5,325)	(4,599)

NET CASH USED BY INVESTING ACTIVITIES	(86,232)	(33,258)

FINANCING ACTIVITIES
Payments on long-term debt	(295)	(1,360)
Net change in bank overdraft	(59)	(2,175)
Payment of common stock dividends	(15,344)	(15,165)
Purchases of treasury stock	—	(4,945)
Excess tax benefits from share-based compensation	692	683
Deferred financing costs	—	(800)
Proceeds from the exercise of stock options and other	2,976	2,683

NET CASH USED BY FINANCING ACTIVITIES	(12,030)	(21,079)

NET INCREASE IN CASH AND CASH EQUIVALENTS	7,075	88,796
Cash and cash equivalents at beginning of period	93,805	5,009

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$100,880	$93,805

(1)	Does not include $0.1 million and $0.7 million of equipment which was received but not yet paid for at December 31, 2008 and 2007, respectively.

(2)	Includes a $25.0 million contribution to the Company’s nonunion pension plan.

ARKANSAS BEST CORPORATION
FINANCIAL STATEMENT OPERATING SEGMENT DATA,
OPERATING RATIOS AND FINANCIAL STATISTICS

	Three Months Ended			Year Ended
	December 31			December 31
	2008		2007		2008		2007
	(Unaudited)
	($ thousands)
OPERATING REVENUES
ABF Freight System, Inc. (1)	$375,188		$441,326		$1,758,780		$1,770,749
Other revenues and eliminations	16,023		17,997		74,272		66,129

Total consolidated operating revenues	$391,211		$459,323		$1,833,052		$1,836,878

OPERATING EXPENSES AND COSTS
ABF Freight System, Inc. (1)
Salaries, wages and benefits	$246,818	65.8%	$263,170	59.6%	$1,049,470	59.7%	$1,072,373	60.6%
Fuel, supplies and expenses	68,914	18.4	77,101	17.5	341,826	19.4	293,056	16.5
Operating taxes and licenses	11,310	3.0	11,635	2.6	47,088	2.7	47,682	2.7
Insurance	5,471	1.5	5,819	1.3	21,370	1.2	22,230	1.3
Communications and utilities	3,721	1.0	3,760	0.9	15,102	0.9	15,334	0.9
Depreciation and amortization	18,681	5.0	18,802	4.3	74,000	4.2	74,231	4.2
Rents and purchased transportation	34,715	9.3	41,495	9.4	158,943	9.0	160,062	9.0
Gain on sale of property and equipment	(726)	(0.2)	(1,607)	(0.4)	(3,723)	(0.2)	(4,347)	(0.2)
Other	1,435	0.2	1,373	0.3	6,269	0.3	5,607	0.2

	390,339	104.0%	421,548	95.5%	1,710,345	97.2%	1,686,228	95.2%

Other expenses and eliminations	16,674		18,210		74,183		65,806

Total consolidated operating expenses and costs	$407,013		$439,758		$1,784,528		$1,752,034

OPERATING INCOME (LOSS)
ABF Freight System, Inc. (1)	$(15,151)		$19,778		$48,435		$84,521
Other income and eliminations	(651)		(213)		89		323

Total consolidated operating income	$(15,802)		$19,565		$48,524		$84,844

(1)	Includes U.S., Canadian, and Puerto Rican operations of ABF affiliates.

Rolling Twelve Months
Ended
December 31, 2008
FINANCIAL STATISTICS
After-Tax Return on Capital Employed (2)	4.7%

(2)	(net income + interest after tax) / (average total debt + average equity)

ABF FREIGHT SYSTEM, INC.
OPERATING STATISTICS

	Three Months Ended December 31			Year Ended December 31
	2008	2007	% Change	2008	2007	% Change
Workdays	61.0	61.5		252.5	252.0

Billed Revenue (1) / CWT	$25.09	$26.02	(3.6)%	$26.70	$25.81	3.4%

Billed Revenue (1) / Shipment	$328.43	$331.08	(0.8)%	$350.55	$328.24	6.8%

Shipments	1,131,195	1,326,268	(14.7)%	5,017,807	5,393,689	(7.0)%

Tonnage (tons)	740,379	843,811	(12.3)%	3,293,411	3,430,363	(4.0)%

Tons/Day	12,137	13,721	(11.5)%	13,043	13,613	(4.2)%

(1)	Billed Revenue does not include revenue deferral required for financial statement purposes under the company’s revenue recognition policy.

Includes U.S., Canadian and Puerto Rican operations of ABF affiliates.

Contact:	Ms. Judy R. McReynolds, Senior Vice President, Chief Financial Officer and Treasurer Telephone: (479) 785-6281 Mr. David Humphrey, Director of Investor Relations Telephone: (479) 785-6200
END OF RELEASE